Exhibit 24.1

MOLYCORP, INC.

REGISTRATION STATEMENT ON FORM S-3

POWER OF ATTORNEY

Each of the undersigned directors and officers of Molycorp, Inc., a Delaware corporation (the “Registrant”), hereby constitutes and appoints each of Mark A. Smith, Michael F. Doolan, James S. Allen and John F. Ashburn, Jr., with full power of substitution and resubstitution, as the true and lawful attorney-in-fact or attorneys-in-fact of the undersigned to execute and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more registration statement(s) on Form S-3 or Form S-3ASR, as appropriate, relating to the registration of the issuance of certain securities of the Company, including debt securities, common stock, preferred stock, depositary shares, warrants to purchase any of the foregoing securities, subscription rights to purchase any of the foregoing securities and units consisting of one or more of the foregoing securities, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act of 1933, with full power and authority to do and perform any and all acts and things necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the undersigned, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and approving all that said attorneys-in-fact or any of them and any substitute therefor may lawfully do or cause to be done by virtue thereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 15th day of August, 2012.

Signature	Title

/s/ Mark A. Smith	President, Chief Executive Officer and Director (Principal Executive Officer)
Mark A. Smith

/s/ Michael F. Doolan	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Michael F. Doolan

/s/ Russell D. Ball	Director
Russell D. Ball

/s/ Ross R. Bhappu	Director
Ross R. Bhappu

/s/ Brian T. Dolan	Director
Brian T. Dolan

/s/ John Graell	Director
John Graell

/s/ Charles R. Henry	Director
Charles R. Henry

/s/ Constantine Karayannopoulos	Director
Constantine Karayannopoulos

/s/ Mark S. Kristoff	Director
Mark S. Kristoff

/s/ Alec Machiels	Director
Alec Machiels

/s/ Jack E. Thompson	Director
Jack E. Thompson